Exhibit 10.44

CIVC REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT is made as of January 7, 2005, between NSP Holdings L.L.C., a Delaware limited liability company (the “Company”), and NSP Holdings Capital Corp., a Delaware corporation (together with the Company, the “Issuers”), and CIVC Partners Fund, L.P., a Delaware limited partnership (“CIVC”).

The parties to this Agreement are parties to a Note Purchase Agreement dated December 16, 2004 (the “CIVC Purchase Agreement”).  In order to induce CIVC to enter into the CIVC Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the Closing under the CIVC Purchase Agreement.  Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the CIVC Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.     Demand Registrations.

(a)   Registrable Notes.  For purposes of this Agreement, “Registrable Notes” means the CIVC Notes issued pursuant to the CIVC Purchase Agreement and any pay in kind Notes issued or issuable with respect thereto.  As to any particular Registrable Notes, such securities shall cease to be Registrable Notes when they have been distributed to the public pursuant to a offering registered under the Securities Act or are eligible to be sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

(b)   Requests for Registration.  Subject to the terms and conditions of this paragraph 1, at any time after the consummation of the registered exchange offer with respect to the CSFB Notes, the holders of at least 25% of the outstanding Registrable Notes may request registration under the Securities Act (a “Demand Registration”) of all or any portion of the Registrable Notes on Form S-1 or any similar long-form registration, or on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registrations”), if available. Each request for a Demand Registration shall specify the approximate aggregate principal amount of Registrable Notes requested to be registered, the anticipated per Note price range for such offering and the intended method of distribution. The holders of Registrable Notes shall be entitled to request (i) one Demand Registration in which the Issuers shall pay all Registration Expenses (“Issuer-paid Registration”) and (ii) one Demand Registration in which the holders of Registrable Notes shall pay all Registration Expenses.  A registration shall not count as one of the permitted Demand Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration).  Demand Registrations shall be Short-Form Registrations whenever the Issuers is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration.

(c)   Priority on Demand Registrations.  The Issuers shall not include in any Demand Registration any securities which are not Registrable Notes without the prior written consent of the holders of at least 50% of the Registrable Notes included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Issuers in writing that in their opinion the number of Registrable Notes and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Notes and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Issuers shall include in such registration prior to the inclusion of any securities which are not Registrable Notes the number of Registrable Notes requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Notes owned by each such holder.

(d)   Restrictions on Demand Registrations.  The Issuers shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration.  The Issuers may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of managers determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets or stock (other than in the ordinary course of business) or any merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or require the Issuers to disclose any material nonpublic information which could reasonably be likely to be detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Registrable Notes initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Issuers shall pay all Registration Expenses in connection with such registration.  The Company may delay a Demand Registration hereunder only once in any twelve-month period.

2.     Registration Procedures.  Whenever the holders of Registrable Notes have requested that any Registrable Notes be registered pursuant to this Agreement, the Issuers shall use their reasonable best efforts to effect the registration and the sale of such Registrable Notes in accordance with the intended method of disposition thereof and pursuant thereto the Issuers shall as expeditiously as possible:

(a)   prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Notes and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Issuers shall furnish to the counsel selected by the holders of a majority of the Registrable Notes covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)   notify each holder of Registrable Notes of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange

Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)   furnish to each seller of Registrable Notes such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Notes owned by such seller;

(d)   use its best efforts to register or qualify such Registrable Notes under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Notes owned by such seller (provided that the Issuers shall not be required to (i) qualify generally to do business in any jurisdiction where they would not otherwise be required to qualify but for this subparagraph, (ii) subject themselves to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)   notify each seller of such Registrable Notes, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Issuers shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Notes, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)    enter into such customary agreements and take all such other actions as the holders of a majority of the Registrable Notes being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Notes;

(g)   make available for inspection by any seller of Registrable Notes, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Issuers, and cause the Issuers’ officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject in each case to such person entering into reasonable confidentiality agreements);

(h)   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Issuers’ first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

3.     Registration Expenses.

(a)   All expenses incident to the Issuers’ performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Issuers and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Issuers and reasonable out-of-pocket costs incurred by the holders of Registrable Securities (excluding discounts and commissions), which out-of-pocket costs shall include reasonable fees and disbursements of no more than one counsel for the holders of Registrable Securities  (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Issuers shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Issuers are then listed or on the NASD automated quotation system.

(b)   To the extent Registration Expenses are not required to be paid by the Issuers, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

4.     Indemnification.

(a)   The Issuers agree to indemnify, to the extent permitted by law, each holder of Registrable Notes, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Issuers of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Issuers and relating to action or inaction required of the Issuers in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Notes, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Issuers by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Issuers have furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Issuers shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Notes.

(b)   In connection with any registration statement in which a holder of Registrable Notes is participating, each such holder shall furnish to the Issuers in writing such information and affidavits as the Issuers reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Issuers, its directors and officers and each Person who controls the Issuers (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Notes pursuant to such registration statement.

(c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Notes included in the registration, at the expense of the indemnifying party.  No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Issuers also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Issuers’ indemnification is unavailable for any reason.

5.     Miscellaneous.

(a)   No Inconsistent Agreements.  The Issuers shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Notes in this Agreement.

(b)   Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Issuers and holders of at least 50% of the outstanding Registrable Notes.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(c)   Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Notes are also for the benefit of, and enforceable by, any subsequent holder of Registrable Notes.

(d)   Incorporation of CIVC Purchase Agreement Provisions.  The paragraphs entitled “Severability,” “Counterparts,” “Descriptive Headings; Interpretation; No Strict  Construction,” “Notices,” “Delivery by Facsimile and Other Electronic Means,” “Governing Law” and “Joint Representation; Conflict Waiver” of the CIVC Purchase Agreement are hereby incorporated in this Agreement by reference and made a part hereof, except that the provisions of such paragraphs shall refer to this Agreement rather than the CIVC Purchase Agreement and shall continue to apply hereto regardless of whether the CIVC Purchase Agreement is no longer in effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NSP Holdings L.L.C.

By:	/s/ David F. Myers, Jr.
Its:	Executive Vice President, Secretary and Chief Financial Officer

NSP Holdings Capital Corp.

By:	/s/ David F. Myers, Jr.
Its:	Executive Vice President, Secretary and Chief Financial Officer

CIVC Partners Fund, L.P.

By:	/s/ Illegible
Its: